UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KHD HUMBOLDT WEDAG INTERNATIONAL LTD. (Exact name of registrant as specified in its charter)

British Columbia, Canada (State of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Suite 702, 7th Floor, Ruttonjee House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered Common Shares, Without Par Value	Name of each exchange on which each class is to be registered New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [ ]

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's securities contained in the Registrant's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission under File No. 333-143183 on May 23,  2007, is incorporated by reference herein.

Item 2.	Exhibits.

The following Exhibits are incorporated by reference herein from the Registrant’s Annual Report on Form 20-F filed with the Securities and Exchange Commission under File No. 001-04192 on April 3, 2007. Such Exhibits are incorporated by reference pursuant to Rule 12b-32:

Number	Exhibit
1.1	Articles of Amalgamation(1)
1.2	By-Laws(1)
1.3	Certificate of Continuance(6)
1.4	Notice of Articles(6)
1.5	Articles(8)
1.6	Certificate of Change of Name(9)
1.7	Vertical Short Form Amalgamation Application(10)
1.8	Notice of Articles(10)
1.9	Certificate of Amalgamation(10)
4.19	Shareholder Protection Rights Plan Agreement between Registrant and Montreal Trust Company of Canada dated as of May 18, 1993(1)

(1) Incorporated by reference to our Form 20-Fs filed in previous years.

(6) Incorporated by reference to our Form 6-K filed with the Securities and Exchange Commission on November 23, 2004.

(8) Incorporated by reference to our Form 20-F filed with the Securities and Exchange Commission on April 6, 2005.

(9) Incorporated by reference to our Form 20-F filed with the Securities and Exchange Commission on April 3, 2006.

(10) Incorporated by reference to our Form 20-F filed with the Securities and Exchange Commission on April 3, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KHD HUMBOLDT WEDAG INTERNATIONAL LTD.

Date: June 8, 2007

/s/ Michael J. Smith

Michael J. Smith

Chairman and Chief Financial Officer

(Principal Financial Officer)

CW1238629.1